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                                                               EXHIBIT 23a (CEC)





                          CENTERIOR ENERGY CORPORATION

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements and schedules of Centerior

Energy Corporation dated February 14, 1994, included in this Form 10-K, into

Centerior Energy Corporation's previously filed Registration Statements,

File Nos. 33-4788, 33-9736, 33-47231 and 33-49957.





                                                           ARTHUR ANDERSEN & CO.





Cleveland, Ohio
March 28, 1994